UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2021

Vaxart, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35285	59-1212264
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 Harbor Way, Suite 300, South San Francisco, California		94080
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 550-3500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, $0.0001 par value	VXRT	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.          Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On November 24, 2021, Vaxart, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Kindred Biosciences, Inc., a Delaware corporation (“KindredBio”). The transactions contemplated by the Purchase Agreement closed on November 30, 2021. Pursuant to the Purchase Agreement, among other things, (i) KindredBio assigned to the Company its rights under a lease agreement, dated as of May 8, 2019, with Professional Peninsula Properties, LLC, as landlord, pursuant to which the Company will have approximately 1,346 square feet of rentable office space located at 880 Mitten Road, Burlingame, California 94010, (ii) KindredBio and the Company entered into a sublease agreement (the “863 Sublease”) for approximately 7,253 square feet of rentable space, including a GMP (Good Manufacturing Practices) facility and quality control labs, located at 863 Mitten Road, Burlingame, California 94010 (the “863 Premises”), (iii) KindredBio sold to the Company fixtures and improvements with respect to the 863 Premises and certain furniture, machinery, equipment and tools, and (iv) the Company hired or engaged certain employees and contractors of KindredBio who previously worked for KindredBio at the 863 Premises.

Pursuant to the Purchase Agreement, the Company paid KindredBio a cash purchase price of $5.5 million.

The Purchase Agreement contains representations and warranties that the parties made to, and are solely for the benefit of, each other. Investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts because they were made only as of the date of the Purchase Agreement. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

A copy of the Purchase Agreement will be filed as an exhibit to the Company’s next periodic report, and the description of the Purchase Agreement is qualified in its entirety by reference to such exhibit.

863 Sublease

In connection with the Purchase Agreement, on November 30, 2021, the Company and KindredBio entered into the 863 Sublease, which provides for the sublease of the 863 Premises for a term commencing on November 30, 2021 and terminating on May 31, 2025. The space is currently leased by KindredBio and the master landlord is ARE-819/863 Mitten Road, LLC. The rent payable under the Sublease is $24,442.61 per month, which amount will increase to $28,649.35 per month on June 1, 2022 and thereafter three percent (3.0%) annually.

A copy of the 863 Sublease will be filed as an exhibit to the Company’s next periodic report, and the description of the 863 Sublease is qualified in its entirety by reference to such exhibit.

Item 2.01.          Completion of Acquisition or Disposition of Assets.

Reference is made to Item 1.01 of this Current Report on Form 8-K, which is incorporated into this Item 2.01 by reference.

Item 8.01.          Other Events.

On December 1, 2021, the Company issued a press release regarding the matters discussed in this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.          Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release, dated December 1, 2021.
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vaxart, Inc.

Dated: December 1, 2021
	By:	/s/ Andrei Floroiu
Andrei Floroiu
Chief Executive Officer